COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
IN DREYFUS BALANCED FUND, INC. WITH THE STANDARD &
POOR'S 500 COMPOSITE STOCK PRICE INDEX, THE
LEHMAN BROTHERS AGGREGATE BOND INDEX  AND A CUSTOMIZED
BLENDED INDEX

EXHIBIT A:
                  STANDARD
                & POOR'S 500       LEHMAN
                 COMPOSITE        BROTHERS
                   STOCK         AGGREGATE       DREYFUS      CUSTOMIZED
 PERIOD            PRICE            BOND        BALANCED        BLENDED
                  INDEX *         INDEX **        FUND         INDEX ***

9/30/92             10,000          10,000         10,000          10,000
8/31/93             11,384          10,967         10,888          11,107
8/31/94             12,006          10,802         11,730          11,385
8/31/95             14,577          12,023         13,961          13,184
8/31/96             17,306          12,516         14,686          14,705
8/31/97             24,336          13,768         18,808          18,358
8/31/98             26,313          15,223         18,245          19,978

*     Source: Lipper Analytical Services, Inc.
**    Source: Lehman Brothers
***   Source: Lipper Analytical Services, Inc., Lehman Brothers and Merrill
              Lynch, Pierce, Fenner and Smith Inc.